UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY COMPANIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
           -------------------------------------------------
                (In Millions of Dollars, Except Ratios)
                             (Unaudited)

                                                            Six Months
                                                          Ended June 30,
                                                         ---------------
                                                       1998           1997
                                                       -----          ----
  Earnings:
    Net income (loss)  . . . . . . . . . . . . .      $(154)          $420

    Undistributed equity earnings. . . . . . . .        (24)            16
                                                      -----           ----
    Total. . . . . . . . . . . . . . . . . . . .       (178)           404
                                                      -----           ----
  Income Taxes . . . . . . . . . . . . . . . . .       (123)           244
                                                      -----           ----
  Fixed Charges:

    Interest expense including amortization
       of debt discount. . . . . . . . . . . . .        282            241
    Portion of rentals representing an interest
       factor. . . . . . . . . . . . . . . . . .         87             88
                                                      -----           ----
       Total . . . . . . . . . . . . . . . . . .        369            329
                                                      -----           ----

  Earnings available for fixed charges . . . . .         68            977
                                                      =====           ====

  Fixed Charges -- as above. . . . . . . . . . .        369            329


  Ratio of earnings to fixed charges (Note 4). .        0.2            3.0
                                                       ====           ====